Exhibit 99

Jefferies Reports Final Fourth Quarter and 11-Month 2010 Fiscal Year Financial Results

NEW YORK--(BUSINESS WIRE)--January 28, 2011--Jefferies Group, Inc. (NYSE: JEF) announced today final financial results for its fiscal fourth quarter and 11- month fiscal year ended November 30, 2010.

On December 20, 2010, we reported preliminary financial results and noted that, in completing the self-clearing of a portion of our fixed-income business in the fourth quarter of 2010, we identified a $39 million difference between our clearing bank’s statement of account and our records. We have concluded that the bank’s statement of account is correct. Of that $39 million, $34.5 million impacted our income statements for the periods 2005 through 2010. We do not believe the adjustments to correct these errors are material individually or in the aggregate to our financial condition or our financial results for any reported period. After taking into account taxes and compensation reductions, the aggregate adjustment to net income for those periods was $18 million.

As will be outlined in more detail in our Transition Report on Form 10-K for the 11 months ended November 30, 2010 (“Transition Report”), we have determined that no previously filed quarterly or annual report requires amendment. We will, however, be adjusting relevant numbers in our Transition Report to address the above-mentioned differences.

Final highlights, as adjusted for the three months ended November 30, 2010 versus the adjusted three months ended December 31, 2009 are:

  Net revenues of $680 million, versus $536 million.
  Net income to Common Shareholders of $63 million, versus $93 million.
  Net earnings per common share of $0.31, versus $0.46.
  Investment Banking revenues of $292 million, versus $194 million.

Final highlights as adjusted for the 11-month fiscal year ended November 30, 2010 versus the adjusted twelve months ended December 31, 2009 are:

  Net revenues in the 11-month period of $2,192 million, versus $2,163 million in the prior year 12-month period.
  Net income to Common Shareholders of $224 million in the 11-month period, versus $275 million in the prior year 12-month period.
  Net earnings per common share of $1.09 in the 11-month period, versus $1.35 in the prior 12-month period.
  Investment banking revenues of $890 million in the 11-month period, versus $474 million in the prior 12-month period.

Jefferies Group, Inc. (NYSE: JEF), a global securities and investment banking firm, has served companies and investors for 49 years.

(Note that these financial tables include the correcting adjustments discussed above.)

Jefferies Group, Inc. And Subsidiaries
Consolidated Statements Of Earnings
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Eleven Months Ended	Twelve Months Ended
	Nov 30, 2010	Dec 31, 2009	Nov 30, 2010	Dec 31, 2009
Revenues:
Commissions	$118,719	$117,209	$466,246	$512,293
Principal transactions	191,384	130,806	509,070	838,396
Investment banking	291,884	193,869	890,334	474,315
Asset management fees and investment income from managed funds	4,981	14,402	16,785	35,887
Interest	226,769	201,121	852,494	732,250
Other	18,175	10,219	62,417	38,918
Total revenues	851,912	667,626	2,797,346	2,632,059
Interest expense	172,100	131,194	605,096	468,798
Net revenues	679,812	536,432	2,192,250	2,163,261
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	14,942	6,628	14,916	37,248
Net revenues, less mandatorily redeemable preferred interest	664,870	529,804	2,177,334	2,126,013

Non-interest expenses:
Compensation and benefits	405,440	239,352	1,282,644	1,195,971
Floor brokerage and clearing fees	26,636	26,288	110,835	80,969
Technology and communications	46,797	36,725	160,987	141,233
Occupancy and equipment rental	18,636	20,656	68,085	72,824
Business development	19,610	8,341	62,015	37,614
Professional services	14,378	11,241	49,080	41,125
Other	9,795	19,768	47,017	48,530
Total non-interest expenses	541,292	362,371	1,780,663	1,618,266
Earnings before income taxes	123,578	167,433	396,671	507,747
Income tax expense	45,976	68,006	156,404	195,928
Net earnings	77,602	99,427	240,267	311,819
Net earnings to noncontrolling interests	14,735	6,819	16,601	36,537
Net earnings to common shareholders	$62,867	$92,608	$223,666	$275,282
Earnings per common share:
Basic	$0.31	$0.46	$1.10	$1.36
Diluted	$0.31	$0.46	$1.09	$1.35

Weighted average common shares:
Basic	194,901	196,255	196,393	200,446
Diluted	199,017	200,383	200,511	204,572

Effective tax rate	37%	41%	39%	39%

Jefferies Group, Inc. And Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	11/30/2010	8/31/2010	5/31/2010	3/31/2010	12/31/2009	9/30/2009
Statement of Earnings
Net revenues, less mandatorily redeemable preferred interest	$664,870	$519,806	$665,518	$578,007	$529,804	$673,858

Non-interest expenses:
Compensation and benefits	405,440	308,797	384,311	319,801	239,352	395,031
Non-compensation expenses	135,852	134,511	137,527	135,750	123,019	106,904
Earnings before income taxes	123,578	76,498	143,680	122,456	167,433	171,923
Income tax expense	45,976	33,873	56,189	46,369	68,006	64,053
Net earnings	77,602	42,625	87,491	76,087	99,427	107,870
Net earnings (loss) to noncontrolling interests	14,735	(2,129)	3,665	3,943	6,819	23,534
Net earnings to common shareholders	$62,867	$44,754	$83,826	$72,144	$92,608	$84,336
Diluted earnings per common share	$0.31	$0.22	$0.41	$0.35	$0.46	$0.41

Financial Ratios
Pretax operating margin	19%	15%	22%	21%	32%	26%
Compensation and benefits / net revenues	60%	60%	58%	55%	45%	57%
Effective tax rate	37%	44%	39%	38%	41%	37%

Jefferies Group, Inc. And Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	11/30/2010	8/31/2010	5/31/2010	3/31/2010	12/31/2009	9/30/2009
Revenues by Source
Equities	$ 145,870	$ 101,935	$ 168,730	$ 164,825	$ 106,939	$ 138,916
Fixed Income	237,077	168,355	228,919	210,294	221,222	415,043
Total	382,947	270,290	397,649	375,119	328,161	553,959

Equity	46,046	15,911	55,064	34,099	25,177	24,201
Debt	89,137	80,804	128,380	101,964	80,056	54,772
Capital markets	135,183	96,715	183,444	136,063	105,233	78,973
Advisory	156,701	149,478	72,514	62,274	88,636	43,556
Investment banking	291,884	246,193	255,958	198,337	193,869	122,529

Asset management fees and investment income / (loss) from managed funds:
Asset management fees	6,083	3,996	7,165	4,017	8,472	12,564
Investment (loss) / income from managed funds	(1,102)	(3,210)	6,764	2,582	5,930	8,402
Total	4,981	786	13,929	6,599	14,402	20,966
Net revenues	679,812	517,269	667,536	580,055	536,432	697,454
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	14,942	(2,537)	2,018	2,048	6,628	23,596
Net Revenues, less mandatorily redeemable preferred interest	$ 664,870	$ 519,806	$ 665,518	$ 578,007	$ 529,804	$ 673,858

Other Data
Number of trading days	63	65	64	61	64	64
Full time employees (end of period)	3,084	2,971	2,821	2,729	2,628	2,513
Common shares outstanding	171,694	171,241	171,591	171,845	165,638	169,332
Weighted average common shares:
Basic	194,901	195,601	196,944	198,507	196,255	200,609
Diluted	199,017	195,612	201,064	202,630	200,383	204,736

Jefferies Group, Inc. And Subsidiaries
Common Shares Outstanding and Common Shares for Basic and Diluted EPS Calculations
(Unaudited)

		November 30, 2010

Common shares outstanding		171,694,146
Outstanding restricted stock units		28,734,563
Adjusted shares outstanding		200,428,709

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three months ended November 30, 2010	Eleven months ended November 30, 2010

Shares outstanding (weighted average)	(1)	171,469,594	171,018,282
Unearned restricted stock	(2)	(5,023,654)	(3,906,829)
Earned restricted stock units	(3)	24,654,154	25,109,367
Other issuable shares	(4)	3,800,758	4,171,899
Common Shares for Basic EPS		194,900,852	196,392,719

Stock options	(5)	10,529	13,075
Mandatorily redeemable convertible preferred stock	(6)	4,105,138	4,105,138
Convertible debt	(7)	-	-
Common Shares for Diluted EPS		199,016,519	200,510,932
(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2)	As certain restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable not pursuant to any contingency include shares issuable to settle previously granted restricted stock awards and shares issuable under certain deferred compensation plans.

(5)	Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	Calculated under the if-converted method. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

(7)	Represents the potential common shares issuable under the conversion spread (the excess conversion value over the accreted debt value) based on the average stock price for the period.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer